Exhibit 99.1


            Tesoro Corporation Reports Record 2005 Fourth Quarter and
               Full Year Results, Declares Quarterly Cash Dividend


     SAN ANTONIO--(BUSINESS WIRE)--Feb. 2, 2006--Tesoro Corporation (NYSE:TSO) today reported record 2005 fourth quarter net earnings of $69 million, or $0.97 per share compared to breakeven results for the fourth quarter of 2004.
     Results for the 2005 fourth quarter included special after-tax charges of $57 million, or $0.81 per share, for tender and call premiums and the write-off of unamortized debt issuance costs associated with the company's refinancing of almost $1 billion of debt. Excluding these special items, fourth quarter earnings were $126 million, or $1.78 per share.
     Fourth quarter results also included other after-tax charges of $18 million, or $0.25 per share, which included a charge of $7 million related to obsolete refining assets and a $3 million impairment charge for certain retail assets. Also included is an $8 million charge for the accelerated depreciation primarily relating to the modification of the fluid coker unit at the company's Golden Eagle refinery. As previously announced, the existing fluid coker is being modified to a delayed coker with significant operational and environmental benefits.
     For the full year of 2005, the company reported record net earnings of $507 million, or $7.20 per share, versus net earnings for the full year of 2004 of $328 million, or $4.76 per share. Excluding special items, full year 2005 net earnings were $571 million, or $8.11 per share, compared to net earnings of $343 million, or $4.97 per share, for the full year of 2004.
     Results for the full year of 2005 included special after-tax charges of $64 million, or $0.91 per share, for tender and call premiums and the write-off of unamortized debt issuance costs associated with the Company's debt refinancing and prepayments along with expenses related to the termination and retirement of certain executive officers. Full year 2004 results included after-tax charges of $15 million, or $0.21 per share, primarily for debt prepayment and financing costs along with executive retirement expenses.
     "We continued to run our assets very well during the quarter and achieved record fourth quarter throughput rates of 541,000 barrels per day, allowing us to capture strong margins and post record fourth quarter results," said Bruce A. Smith, Chairman, President and CEO of Tesoro.
     The absence of any major turnaround activity during the quarter also contributed to the record run rates, when compared to last year's quarter. Improved marketing margins further contributed to record results.
     "The past year marked a major turning point for Tesoro," said Smith. "We further optimized our business model, made significant organizational changes including centralizing our decision-making process and strengthened the talent and expertise of our management team. With record annual throughput of 530,000 barrels per day, strong margins, and significant free cash flow, we initiated and then doubled a quarterly dividend, announced a $200 million stock buyback program, reduced debt by nearly $200 million, and refinanced the majority of our remaining high-coupon, secured debt with lower-coupon, unsecured debt." The refinancing and delevering will contribute over $40 million annually to future cash flows and pre-tax earnings.
     "As we look ahead to 2006, we continue to remain focused on safe, reliable, environmentally sound operations and executing our high-return capital reinvestment program. Industry fundamentals appear poised to deliver another year of strong refining margins and we expect to continue to be able to deliver outstanding results for our shareholders," Smith concluded.

     Board Declares Quarterly Dividend

     Tesoro announced today that its Board of Directors has approved the regular quarterly cash dividend of $0.10 per share. The dividend is payable on March 15, 2006 to shareholders of record as of March 1, 2006.

     Public Invited to Listen to Analyst Conference Call via Internet

     At 3:30 p.m., CT, Thursday, February 2, 2006 Tesoro will broadcast, live, its conference call with analysts regarding fourth quarter and full year 2005 results. Interested parties may listen to the live conference call over the Internet by logging on to Tesoro's Internet site at http://www.tsocorp.com.
     Tesoro Corporation, a Fortune 200 Company, is an independent refiner and marketer of petroleum products. Tesoro operates six refineries in the western United States with a combined capacity of nearly 560,000 barrels per day. Tesoro's retail-marketing system includes nearly 500 branded retail stations, of which over 200 are company owned and operated under the Tesoro(R) and Mirastar(R) brands.

     This news release contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. These forward-looking statements contain expectations of refining margins in our market areas, our ability to identify and execute capital projects and improve crude flexibility at our refineries. Factors which can cause actual results to differ from these forward-looking statements include: changes in general economic conditions, the timing and extent of changes in demand for refined products, availability and cost of crude oil, other feedstocks or refined products, throughput and yield levels, disruptions due to equipment interruptions or failure at our or third-party facilities, completion of capital projects, and other factors beyond our control. For more information concerning these factors and other factors that could cause such a difference, see our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.


                               TESORO CORPORATION
                      STATEMENTS OF CONSOLIDATED OPERATIONS
                                   (Unaudited)
                     (In millions except per share amounts)


                            Three Months Ended        Years Ended
                               December 31,           December 31,
                            -------------------   --------------------
                              2005       2004      2005       2004
                            ----------  -------   --------  ----------
Revenues                   $    4,360  $ 3,389   $ 16,581  $   12,262
Costs and Expenses:
 Costs of sales and
  operating expenses (a)        4,036    3,262     15,170      11,229
 Selling, general and
  administrative
  expenses (a) (b)                 36       44        179         152
 Depreciation and
  amortization                     58       43        186         154
 Loss on asset disposals
  and impairments                  10       10         19          14
                            ----------  -------   --------  ----------
Operating Income                  220       30      1,027         713
Interest and Financing
 Costs (c)                       (117)     (32)      (211)       (171)
Interest Income and Other           9        2         15           5
                            ----------  -------   --------  ----------
  Earnings Before Income
   Taxes                          112        -        831         547
Income Tax Provision               43        -        324         219
                            ----------  -------   --------  ----------
Net Earnings               $       69  $     -   $    507  $      328
                            ==========  =======   ========  ==========
Net Earnings Per
 Share:
  Basic                    $     1.00  $  0.00   $   7.44  $     5.01
  Diluted                  $     0.97  $  0.00   $   7.20  $     4.76
Weighted Average Common
 Shares:
  Basic                          68.8     66.0       68.1        65.5
  Diluted                        70.8     70.1       70.4        68.9

---------
(a) For the three months and the year ended December 31, 2005, the Company allocated certain information technology costs totaling $6 million and $29 million, respectively, previously reported as selling, general and administrative expenses, to costs of sales and operating expenses in order to better reflect costs directly attributable to our segment operations.

(b) During 2005, the Company recorded stock-based and other compensation charges totaling $11 million related to the termination and retirement of certain executive officers. Stock based compensation during the 2004 fourth quarter includes expenses primarily for stock options associated with the retirement of certain executive officers totaling $2 million.

(c) During the three months ended December 31, 2005, the Company incurred pretax charges of $92 million consisting of tender and call premiums and the write-off of unamortized debt issuance costs in connection with the refinancing of its 9 5/8% senior subordinated notes and 8% senior secured notes. In April 2005, the Company voluntarily prepaid the remaining $96 million outstanding principal balance of the senior secured term loans at a prepayment premium of 1%, which resulted in a pretax charge of $3 million consisting of the write-off of unamortized debt issuance costs and the 1% prepayment premium. During 2004, the Company wrote off unamortized debt issuance and discount costs of $9 million and incurred redemption premiums of $12 million associated with the voluntary prepayments of the 9% senior subordinated notes and senior secured term loans. In addition, the Company recorded charges of $2 million during 2004 for financing costs related to amending both the 8% senior secured notes and the senior secured term loans.


                     NET EARNINGS ADJUSTED FOR SPECIAL ITEMS
                                   (Unaudited)
                     (In millions except per share amounts)


                                 Three Months Ended     Years Ended
                                    December 31,        December 31,
                                 ------------------   ----------------
                                   2005      2004      2005     2004
                                 ---------  -------   -------  -------
Net Earnings - U.S. GAAP        $      69  $     -   $   507  $   328
Special Items, After-tax:
 Debt refinancing and prepayment
  costs (c)                            57        -        58       14
 Termination and retirement
  costs (b)                             -        1         6        1
                                 ---------  -------   -------  -------
Net Earnings Adjusted for
 Special Items                  $     126  $     1   $   571  $   343
                                 =========  =======   =======  =======

Net Earnings Per Share - U.S.
 GAAP                           $    0.97  $  0.00   $  7.20  $  4.76
Special Items Per Share,
 After-tax:
 Debt refinancing and prepayment
  costs (c)                          0.81        -      0.82     0.20
 Termination and retirement
  costs (b)                             -     0.01      0.09     0.01
                                 ---------  -------   -------  -------
Net Earnings Per Share
 Adjusted for Special Items     $    1.78  $  0.01   $  8.11  $  4.97
                                 =========  =======   =======  =======

---------------------------
Note: The special items present information that the Company believes is useful to investors. The Company believes that the special items described above are not indicative of its core operations.


                               TESORO CORPORATION
                         SELECTED OPERATING SEGMENT DATA
                                   (Unaudited)
                                  (In millions)


                                  Three Months Ended    Years Ended
                                     December 31,       December 31,
                                  ------------------  ----------------
                                    2005      2004     2005     2004
                                  ---------  -------  -------  -------
Operating Income (Loss)
 Refining (d)                    $     247  $    65  $ 1,194  $   830
 Retail (d)                             (1)       2      (31)      (6)
                                  ---------  -------  -------  -------
  Total Segment Operating Income       246       67    1,163      824
 Corporate and Unallocated
  Costs (b) (d)                        (26)     (37)    (136)    (111)
                                  ---------  -------  -------  -------
  Operating Income                     220       30    1,027      713
 Interest and Financing
  Costs (c)                           (117)     (32)    (211)    (171)
 Interest Income and Other               9        2       15        5
                                  ---------  -------  -------  -------
  Earnings Before Income Taxes   $     112  $     -  $   831  $   547
                                  =========  =======  =======  =======

Depreciation and Amortization
 Refining                        $      51  $    37  $   160  $   130
 Retail                                  4        5       17       18
 Corporate                               3        1        9        6
                                  ---------  -------  -------  -------
  Depreciation and Amortization  $      58  $    43  $   186  $   154
                                  =========  =======  =======  =======

Capital Expenditures
 Refining                        $      80  $    86  $   214  $   167
 Retail                                  3        1        6        3
 Corporate                               9        6       42        9
                                  ---------  -------  -------  -------
  Capital Expenditures           $      92  $    93  $   262  $   179
                                  =========  =======  =======  =======

----------------------
(d) For the three months and the year ended December 31, 2005, the Company allocated certain information technology costs totaling
    $6 million and $29 million, respectively, from corporate and unallocated costs to segment operating income. The costs allocated to the refining segment and retail segment totaled $5 million and $1 million, respectively, for the three months ended December 31, 2005, and $24 million and $5 million, respectively, for the year ended December 31, 2005.


                               BALANCE SHEET DATA
                                   (Unaudited)
                              (Dollars in millions)


                                           December 31,   December 31,
                                              2005           2004
                                           ------------   ------------
Cash and Cash Equivalents                 $        440   $        185
Total Assets                              $      5,097   $      4,075
Total Debt                                $      1,047   $      1,218
Total Stockholders' Equity                $      1,887   $      1,327
Total Debt to Capitalization Ratio                  36%            48%


                               TESORO CORPORATION
                                 OPERATING DATA
                                   (Unaudited)


                                 Three Months Ended     Years Ended
                                    December 31,       December 31,
                                 ------------------  -----------------
                                   2005      2004     2005      2004
                                 ---------  -------  --------  -------
REFINING SEGMENT
 Total Refining Segment
  Throughput (thousand barrels
   per day)
   Heavy crude                        267      250       265      259
   Light crude                        259      243       245      241
   Other feedstocks                    15       18        20       20
                                 ---------  -------  --------  -------
      Total Throughput                541      511       530      520
                                 =========  =======  ========  =======

  Yield (thousand barrels per
   day)
   Gasoline and gasoline
    blendstocks                       249      237       248      251
   Jet fuel                            69       67        68       66
   Diesel fuel                        127      110       118      110
   Heavy oils, residual
    products, internally
    produced fuel and other           117      117       115      113
                                 ---------  -------  --------  -------
      Total Yield                     562      531       549      540
                                 =========  =======  ========  =======

  Refining Margin ($/throughput
   bbl) (e)
   Gross                        $   11.19  $  7.23  $  11.81  $  9.12
   Manufacturing cost before
    depreciation and
    amortization (e)            $    3.77  $  3.37  $   3.48  $  3.01

  Segment Operating Income
   ($ millions)
   Gross refining margin (after
    inventory changes) (f)      $     543  $   316  $  2,246  $ 1,706
   Expenses
    Manufacturing costs               188      159       673      573
    Other operating expenses           46       42       182      141
    Selling, general and
     administrative                     6        4        27       22
    Depreciation and
     amortization (g)                  51       37       160      130
    Loss on asset disposals and
     impairments                        5        9        10       10
                                 ---------  -------  --------  -------
      Segment Operating Income  $     247  $    65  $  1,194  $   830
                                 =========  =======  ========  =======

  Product Sales (thousand
   barrels per day) (h)
   Gasoline and gasoline
    blendstocks                       292      298       294      300
   Jet fuel                            99       94       101       90
   Diesel fuel                        137      134       139      133
   Heavy oils, residual
    products and other                 76      101        75       81
                                 ---------  -------  --------  -------
      Total Product Sales             604      627       609      604
                                 =========  =======  ========  =======

  Product Sales Margin
   ($/barrel) (h)
   Average sales price          $   72.91  $ 55.40  $  70.20  $ 52.65
   Average costs of sales           64.48    50.09     60.28    44.74
                                 ---------  -------  --------  -------
      Product Sales Margin      $    8.43  $  5.31  $   9.92  $  7.91
                                 =========  =======  ========  =======

--------------------------
(e) Management uses gross refining margin per barrel to evaluate performance, allocate resources and compare profitability to other companies in the industry. Gross refining margin per barrel is calculated by dividing gross refining margin before inventory changes by total refining throughput and may not be calculated similarly by other companies. Management uses manufacturing costs per barrel to evaluate the efficiency of refinery operations and allocate resources. Manufacturing costs per barrel may not be comparable to similarly titled measures used by other companies. Investors and analysts use these financial measures to help analyze and compare companies in the industry on the basis of operating performance. These financial measures should not be considered as alternatives to segment operating income, revenues, costs of sales and operating expenses or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America.

(f) Gross refining margin is revenues less costs of refining feedstocks, purchased products, transportation and distribution. Gross refining margin approximates total refining segment throughput times gross refining margin per barrel, adjusted for changes in refined product inventory due to selling a volume and mix of product that is different than actual volumes manufactured. Also includes the effect of intersegment sales to the retail segment at prices which approximate market.

(g) Includes manufacturing depreciation and amortization per throughput barrel of approximately $0.95 and $0.71 for the three months ended December 31, 2005 and 2004, respectively, and $0.75 and $0.61 for the years ended December 31, 2005 and 2004, respectively.

(h) Sources of total product sales include products manufactured at the refineries, products drawn from inventory balances and products purchased from third parties. Total product sales margin includes margins on sales of manufactured and purchased products and the effects of inventory changes.


                               TESORO CORPORATION
                                 OPERATING DATA
                                   (Unaudited)


                                Three Months Ended      Years Ended
                                   December 31,        December 31,
                                -------------------  -----------------
                                  2005      2004      2005     2004
                                ---------  --------  -------  --------
Refining By Region
 California (i)
  Throughput (thousand barrels
   per day)
   Heavy crude                       157       123      151       128
   Light crude                         4        11        6        14
   Other feedstocks                    9         9        8        11
                                ---------  --------  -------  --------
      Total Throughput               170       143      165       153
                                =========  ========  =======  ========

  Yield (thousand barrels per
   day)
   Gasoline and gasoline
    blendstocks                       95        85       93        96
   Diesel fuel                        54        39       49        38
   Heavy oils, residual
    products, internally
    produced fuel and other           32        28       31        28
                                ---------  --------  -------  --------
      Total Yield                    181       152      173       162
                                =========  ========  =======  ========

  Refining Margin
   ($/throughput bbl)
   Gross                       $   15.05  $  13.40  $ 17.88  $  13.98
   Manufacturing cost before
    depreciation and
    amortization               $    6.07  $   6.03  $  5.56  $   5.07

 Pacific Northwest (Alaska &
  Washington) (i)
  Throughput (thousand barrels
   per day)
   Heavy crude                        82        97       85        89
   Light crude                        88        76       78        81
   Other feedstocks                    3         5        8         4
                                ---------  --------  -------  --------
      Total Throughput               173       178      171       174
                                =========  ========  =======  ========

  Yield (thousand barrels per
   day)
   Gasoline and gasoline
    blendstocks                       72        74       74        74
   Jet fuel                           30        32       31        31
   Diesel fuel                        28        26       25        27
   Heavy oils, residual
    products, internally
    produced fuel and other           47        51       46        47
                                ---------  --------  -------  --------
      Total Yield                    177       183      176       179
                                =========  ========  =======  ========

  Refining Margin
   ($/throughput bbl)
   Gross                       $    7.80  $   5.54  $  9.68  $   7.99
   Manufacturing cost before
    depreciation and
    amortization               $    2.97  $   2.54  $  2.74  $   2.38

 Mid-Pacific (Hawaii) (i)
  Throughput (thousand barrels
   per day)
   Heavy crude                        28        30       29        42
   Light crude                        62        53       54        42
                                ---------  --------  -------  --------
      Total Throughput                90        83       83        84
                                =========  ========  =======  ========

  Yield (thousand barrels per
   day)
   Gasoline and gasoline
    blendstocks                       23        19       20        21
   Jet fuel                           28        24       26        24
   Diesel fuel                        13        15       12        15
   Heavy oils, residual
    products, internally
    produced fuel and other           27        26       26        26
                                ---------  --------  -------  --------
      Total Yield                     91        84       84        86
                                =========  ========  =======  ========

  Refining Margin
   ($/throughput bbl)
   Gross                       $    8.56  $   3.95  $  6.25  $   5.30
   Manufacturing cost before
    depreciation and
    amortization               $    1.61  $   1.73  $  1.85  $   1.51

----------------
(i) We experienced reduced throughput and yield levels during scheduled major maintenance turnarounds for the following refineries and periods: the Hawaii refinery during the 2005 second quarter; the California and Washington refineries during the 2005 first quarter; and the California refinery during the 2004 third and fourth quarters.


                               TESORO CORPORATION
                                 OPERATING DATA
                                   (Unaudited)


                                Three Months Ended      Years Ended
                                   December 31,        December 31,
                                -------------------  -----------------
                                 2005       2004      2005      2004
                                --------   --------  -------   -------
 Mid-Continent (North Dakota
  & Utah)
  Throughput (thousand
   barrels per day)
   Light crude                      105        103      107       104
   Other feedstocks                   3          4        4         5
                                --------   --------  -------   -------
      Total Throughput              108        107      111       109
                                ========   ========  =======   =======

  Yield (thousand barrels
   per day)
   Gasoline and gasoline
    blendstocks                      59         59       61        60
   Jet fuel                          11         11       11        11
   Diesel fuel                       32         30       32        30
   Heavy oils, residual
    products, internally
    produced fuel and other          11         12       12        12
                                --------   --------  -------   -------
      Total Yield                   113        112      116       113
                                ========   ========  =======   =======

  Refining Margin
   ($/throughput bbl)
   Gross                       $  12.70   $   4.38  $ 10.10   $  7.02
   Manufacturing cost before
    depreciation and
    amortization               $   3.25   $   2.46  $  2.73   $  2.28


                               TESORO CORPORATION
                                 OPERATING DATA
                                   (Unaudited)


                                 Three Months Ended     Years Ended
                                    December 31,        December 31,
                                 ------------------   ----------------
                                   2005      2004      2005     2004
                                 ---------  -------   -------  -------
RETAIL SEGMENT
 Number of Stations (end of
  period)
  Company-operated                    210      215       210      215
  Branded jobber/dealer               268      292       268      292
                                 ---------  -------   -------  -------
   Total Stations                     478      507       478      507
                                 =========  =======   =======  =======

 Average Stations (during
  period)
  Company-operated                    210      218       213      222
  Branded jobber/dealer               270      305       281      316
                                 ---------  -------   -------  -------
   Total Average Retail
    Stations                          480      523       494      538
                                 =========  =======   =======  =======

 Fuel Sales (millions of
  gallons)
  Company-operated                     59       71       258      290
  Branded jobber/dealer                41       51       191      220
                                 ---------  -------   -------  -------
   Total Fuel Sales                   100      122       449      510
                                 =========  =======   =======  =======

 Fuel Margin ($/gallon) (j)     $    0.27  $  0.19   $  0.16  $  0.16
 Merchandise Sales ($
  millions)                     $      34  $    31   $   138  $   127
 Merchandise Margin ($
  millions)                     $       9  $     9   $    36  $    35
 Merchandise Margin %                  26%      28%       26%      28%

 Segment Operating Income
  (Loss) ($ millions)
  Gross Margins
   Fuel (k)                     $      26  $    23   $    71  $    79
   Merchandise and other non-
    fuel margin                        10       10        39       39
                                 ---------  -------   -------  -------
   Total Gross Margins                 36       33       110      118
  Expenses
   Operating expenses                  22       20        90       76
   Selling, general and
    administrative                      6        5        25       26
   Depreciation and
    amortization                        4        5        17       18
   Loss on asset disposals and
    impairments                         5        1         9        4
                                 ---------  -------   -------  -------
   Segment Operating Income
    (Loss)                      $      (1) $     2   $   (31) $    (6)
                                 =========  =======   =======  =======

----------
(j) Management uses fuel margin per gallon to compare profitability to other companies in the industry. Investors and analysts use fuel margin per gallon to help analyze and compare companies in the industry on the basis of operating performance. Fuel margin per gallon is calculated by dividing fuel gross margin by fuel sales volumes. Fuel margin per gallon may not be calculated similarly by other companies.

(k) Includes the effect of intersegment purchases from the refining segment at prices which approximate market.


     CONTACT: Tesoro Corporation, San Antonio
              Investors:
              A. Pierre Dubois, 210-283-2164
              or
              Media:
              Sarah Simpson, 210-283-2374